EXHIBIT 23.1

Consent of Independent Auditors
The Board of Directors
Kennedy-Wilson Holdings, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-174742, No. 333-175002, No.333-175559, No. 333-184752, and No. 333-192059) on Form S-3, the registration statements (No. 333-164928, No. 333-182269 and No. 333-197492) on Form S-8, the registration statement (No. 333-164926) on Form S-1 and the registration statement (No. 333-186690) on Form S-4 of Kennedy-Wilson Holdings, Inc. (a) of our report dated October 15, 2014, with respect to the Statements of Revenues and Certain Expenses of the Artemis Portfolio for the year ended December 31, 2013 and the related notes, (b) of our report dated October 15, 2014, with respect to the Statement of Revenues and Certain Expenses of the Opera Portfolio for the year ended December 31, 2013 and the related notes, (c) of our report dated October 15, 2014, with respect to the Statement of Revenues and Certain Expenses of the Fordgate Portfolio for the year ended December 31, 2013 and the related notes which reports appear in this Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. dated October 15, 2014.

/s/ KPMG
Dublin, Ireland
October 15, 2014